SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2004

BOSTON RESTAURANT ASSOCIATES, INC.

(Exact name of registrant as specified in its charter)

Delaware	61-1162263
(State or Other Jurisdiction of Incorporation or Organization)	IRS Employer Identification No.

999 Broadway
Saugus, Massachusetts
01906

(Address of Principal
Executive Offices)

(781) 231-7575

(Registrant’s Telephone
Number Including area code)

Item 5.      Other Matters

The registrant, Boston Restaurant Associates, Inc. (the “Company”), is engaged in the operation of a chain of 17 restaurants – 12 fast service, high volume pizzerias under the Pizzeria Regina name and five full service family style Italian/American restaurants under the “Polcari’s North-End name.  A majority of the restaurants are located in the metropolitan Boston area.

After several months of exploratory work on potential new locations, in early December 2002 the Board of Directors of the Company reviewed the Company’s strategic position in the marketplace and its opportunities for expanding beyond its then existing base of 12 Pizzeria Regina Restaurants and four Polcari’s North End Restaurants.  The directors recognized that the opening of new restaurants involves substantial upfront costs and that margins for a newly opened restaurant tend to be low until customer traffic reaches planned levels.  In addition, expansion involves a major time commitment of the Company’s relatively small senior management team.  The directors recognized that as a result, the Company’s operating results could be adversely affected in the short term, which might preclude pursuing a financing or other strategic transaction for some period of time, as EBITDA, a key valuation measure, would decline over the expansion period.  However, based on plans and research presented to the Board, they anticipated that it would increase after expansion.  After consideration, in a second meeting later in December 2002, the Board of Directors voted to authorize management to proceed with further expansion by adding one additional Polcari’s North End Restaurant in Cambridge, MA and two additional Pizzeria Regina restaurants at South Station and Prudential Center locations in Boston, MA. During the course of the deliberations one of the directors, Mr. Roger Lipton, indicated that he did not agree with the decision to open the additional Polcari’s North End Restaurant in Cambridge, MA.

During the late spring and early summer of 2003, Mr. Lipton informed members of the Board of Directors that he was desirous of selling the shares beneficially owned by him, and that he would prefer to do so in a transaction involving the sale of the entire company in which all stockholders were treated similarly. (According to the most recent amendment to his Schedule 13D filed on February 11, 2004, Mr. Lipton, together with certain affiliates, is the beneficial owner of approximately 25.7% of the Company’s common stock.)  The members of the Board of Directors other than Mr. Lipton concluded that, in view of the fact that the Company was committed to expansion with three new locations, it was not in the best interests of stockholders to endeavor to sell the entire company at that time.

On July 8, 2003, Mr. Lipton and certain affiliated persons filed a Schedule 13D with the Securities and Exchange Commission publicly indicating their desire to sell their shares and the fact that they expected to actively discuss such a sale with interested parties.  The Schedule 13D further stated that Mr. Lipton had no intention to resign as a director and reserved the right to propose an alternative slate of directors and solicit proxies if he was not nominated for re-election.

In late July and early August, 2003, the Company received letters from two different private equity groups expressing their interest in a possible transaction with the Company.  As a result of receipt of those communications, at a meeting of the Board for August 12, 2003, the Board of Directors appointed a Special Committee consisting of the two independent directors on the Board, Messrs. Robert Karam and Hugh Devine, and directed it to consider the various strategic alternatives available to the Company.  The Special Committee was authorized to engage its own investment banking or financial advisors and legal counsel to the extent it determined appropriate, and to explore any strategic options which the Special Committee determined necessary or appropriate and in the best interests of the Company’s stockholders.  The Special Committee was not authorized to make a final decision on a major transaction or course of action, but rather to make a recommendation to the full Board of Directors for its approval and, if necessary, stockholder approval.

The Special Committee conducted interviews with several investment bankers and in October 2003 engaged the firm of Krass Monroe, P.A. to advise it with respect to assessment of strategic options for capitalization and growth of the Company, including possible alternatives to deal with Mr. Lipton’s desire to obtain liquidity for the stock he controlled.  Over the next several months the Special Committee worked with Krass Monroe to assess different strategic options.  The results of Krass Monroe’s investigation were sent to the rest of the members of the Board of Directors on February 12, 2004.

Meanwhile, on February 11, 2004, Mr. Lipton had filed a complaint against the Company in the Court of Chancery of the State of Delaware, seeking to compel the call of a stockholder meeting on the basis that one had not been held in over 13 months.

A meeting of the Board of Directors was called for March 5, 2004 in order for the Special Committee to report to the Board of Directors on results of Krass Monroe’s study.  Based upon the results of the Krass Monroe study and its own discussions, at that meeting the Board of Directors determined that it should devote the focus of its energies toward improving the Company’s operating results in the near term, and defer any decision on a strategic transaction at this time. At the same meeting, the Board of Directors also voted to call a special meeting of stockholders for April 23, 2004.  The Company filed an answer to Mr. Lipton’s suit with the Delaware Court of Chancery on March 11, 2004 indicating that a meeting had been called for April 23, 2004.

During the two weeks following the March 5, 2004 meeting, there were informal discussions among the directors related to the persons to be nominated by the Board of Directors at the April 23, 2004 special meeting of stockholders.  At a meeting on March 22, 2004 the Board of Directors voted to nominate six persons for election, including four incumbent directors (Messrs. Chapdelaine, Polcari, Devine and Lipton) and two new nominees proposed by Mr. Lipton, Mr. Edward P. Grace III and Robert C. Taft.  A Schedule 14A for the special meeting of stockholders to be held on April 23, 2004 was filed with the Securities and Exchange Commission on March 24, 2004 reflecting those six nominees.

“Safe Harbor” Statement Under The Private Securities Litigation Reform Act Of 1995

Forward-looking statements in this report, including without limitation statements relating to the impact of the Company’s new store openings and future expansion, and anticipated future cash flows and other financial measures from particular locations are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Investors are cautioned that such forward-looking statements involve risks and uncertainties, including without limitation:  potential fluctuations in the Company’s operating results; risks associated with expansion; the Company’s reliance on key employees; risks generally associated with the restaurant industry; and other risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission.  In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will”, “except,” “intend,” “estimate,” “anticipate” or “believe” or the negative thereof or variations thereon similar terminology.  There can be no guarantee that such expectations will prove to have been correct.  Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Boston Restaurant Associates, Inc.

Date: March 26, 2004	By:	/s/ George Chapdelaine
George Chapdelaine,
President and Chief Executive Officer